Execution Version

US 3981522v.11
THIRTEENTH AMENDMENT TO
CREDIT AGREEMENT
dated as of
January 25, 2016
among
PETROQUEST ENERGY, INC.,
as Parent,
PETROQUEST ENERGY, L.L.C.,
as Borrower,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
and
The Lenders Party Hereto
____________________________
J.P. MORGAN SECURITIES LLC,
as Lead Arranger

THIRTEENTH AMENDMENT TO CREDIT AGREEMENT

THIS THIRTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Thirteenth Amendment”) dated as of January 25, 2016 (the “Thirteenth Amendment Effective Date”), is among PETROQUEST ENERGY, INC., a Delaware corporation, as the Parent, PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company, as the Borrower, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the Lenders party hereto.
R E C I T A L S
WHEREAS, the Parent, the Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 2, 2008, as amended by that certain First Amendment to Credit Agreement dated as of March 24, 2009, that certain Second Amendment to Credit Agreement dated as of September 30, 2009, that certain Third Amendment to Credit Agreement dated as of August 5, 2010, that certain Fourth Amendment to Credit Agreement dated as of October 3, 2011, that certain Fifth Amendment to Credit Agreement dated as of March 29, 2013, that certain Sixth Amendment to Credit Agreement dated as of June 19, 2013, that certain Seventh Amendment to Credit Agreement dated as of March 31, 2014, that certain Eighth Amendment to Credit Agreement dated as of September 29, 2014, that certain Ninth Amendment to Credit Agreement dated as of February 26, 2015, that certain Tenth Amendment to Credit Agreement dated as of March 27, 2015, that certain Eleventh Amendment, Limited Consent and Waiver to Credit Agreement dated as of June 4, 2015 and that certain Twelfth Amendment to Credit Agreement dated as of September 8, 2015 (as otherwise amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower;
WHEREAS, the Borrower has advised the Administrative Agent that the Parent intends to enter into an indenture (the “Senior Secured Indenture”) on the terms set forth in that certain Offering Memorandum and Consent Solicitation Statement, dated as of January 14, 2016 (the “Senior Secured Notes due 2021 Offering Memorandum”), pursuant to which the Parent shall issue “Notes” (as defined the Senior Secured Indenture) with a coupon rate of 10% per annum (such Notes, the “Senior Secured Notes due 2021”);
WHEREAS, the Borrower has advised the Administrative Agent that the proceeds of the Senior Secured Notes due 2021 shall be used to Redeem all or a portion of the Senior Notes due 2017;
WHEREAS, the Borrower has advised Administrative Agent that it is evaluating the sale of the Oil and Gas Properties listed on Annex A hereto (such sale, the “Oklahoma Asset Sale”), which Oil and Gas Properties constitute the majority of its remaining Oil and Gas Properties located in Oklahoma;
WHEREAS, the Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more particularly set forth herein, including, without limitation, to consent to the issuance of the Senior Secured Notes due 2021 and the transactions contemplated thereby and the Oklahoma Asset Sale, in each case, pursuant to the terms of the Credit Agreement (as amended hereby);
WHEREAS, pursuant to Section 3.2 of the Eleventh Amendment, the Required Lenders have agreed to redetermine the Borrowing Base by reducing the Borrowing Base to $42,000,000.00 as provided herein; and
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein (including, without limitation, in the preamble and recitals) but not otherwise defined herein has the meaning given such term in the Credit Agreement, including, to the extent the context so requires, after giving effect to the amendments to the Credit Agreement contained in this Thirteenth Amendment. Unless otherwise indicated, all article and section references in this Thirteenth Amendment refer to articles and sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Thirteenth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement is hereby amended effective as of the Thirteenth Amendment Effective Date in the manner provided in this Section 2.
2.1    Amendments to Section 1.02.
(a)    The following definitions are hereby amended and restated in their entirety to read in full as follows:
“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment and the Thirteenth Amendment as the same may from time to time be further amended, modified, supplemented or restated.
“Applicable Margin” means, for any day, with respect to any Loan or with respect to the Commitment Fee Rate, the applicable rate per annum set forth in the Total Commitments Utilization Grid below based on the Total Commitments Utilization Percentage then in effect on such day:

Total Commitments Utilization Percentage	< 25%	≥ 25% < 50%	≥ 50% < 75%	≥ 75% < 90%	≥ 90%
Eurodollar Loans	2.000%	2.250%	2.500%	2.750%	3.000%
ABR Loans	1.000%	1.250%	1.500%	1.750%	2.000%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%

Each change in the Applicable Margin and the Commitment Fee Rate shall apply during the period commencing on the effective date of such change in the Total Commitments Utilization Percentage and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” and “Commitment Fee Rate” each shall mean the rate per annum set forth on the grid when the Total Commitments Utilization Percentage is at its highest level until such time as such Reserve Report is delivered, at which time the “Applicable Margin” and “Commitment Fee Rate” each shall revert to the applicable rate per annum set forth in the Total Commitments Utilization Grid above.
“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt (provided, that if the Refinanced Debt is the Bridge Loan Facility, such new Debt shall have a stated maturity that is not earlier than six (6) months after the Maturity Date and shall not provide for scheduled amortization prior to the stated maturity); (c) such new Debt has a stated interest rate that is a market-based rate; (d) such new Debt does not contain any covenants which are materially more onerous to the Parent and its Subsidiaries than those imposed by the Refinanced Debt, (e) such new Debt (and any guarantees thereof) is otherwise on terms and documentation satisfactory to the Administrative Agent and (f) (1) such new Debt is secured by no more collateral (if any) than the Refinanced Debt and the property constituting such collateral is not changed and (2) the obligors, whether direct or contingent, in respect of Refinanced Debt are not changed.
“Permitted Second Lien Debt” means Debt incurred (a) by the Parent pursuant to the Senior Secured Indenture and (b) by the Parent or the Borrower pursuant to one or more other issuances of Debt (including pursuant to a Senior Secured Supplemental Indenture); provided that (i) the aggregate principal amount of all Debt incurred pursuant to this definition shall not exceed $300,000,000.00, (ii) such Debt shall be used by the Parent or the Borrower in connection with the Redemption of the Senior Notes substantially concurrently with the incurrence of such Permitted Second Lien Debt; (iii) with respect to Debt incurred pursuant to clause (b) of this definition, such Debt shall (A) not provide for any scheduled payment of principal (subject to other payments permitted by the Intercreditor Agreement), scheduled mandatory Redemption or scheduled sinking fund payment before the date that is 180 days following the date in clause (a) of the definition of “Maturity Date”, (B) be secured solely by junior Liens on Mortgaged Property which Liens do not have priority over the Liens in favor of the Administrative Agent securing the Indebtedness; and (C) be evidenced and governed by definitive documentation containing (1) with respect to any Senior Secured Supplemental Indenture, the same terms (excluding the effect of any most favored nations clause) as, or terms less onerous to the Parent than, the Senior Secured Indenture or (2) customary market terms and conditions and otherwise satisfactory to the Administrative Agent in its sole discretion (provided, that solely with respect to any proposed Permitted Second Lien Debt transaction pursuant to this clause (2), the term sheet for such proposed Permitted Second Lien Debt transaction shall be submitted to the Administrative Agent for its approval in its sole discretion and the definitive documentation of such Permitted Second Lien Debt transaction shall be deemed acceptable to the Administrative Agent if the terms of such definitive documentation reflect the terms and conditions set forth in the approved term sheet and contain customary market terms and conditions and otherwise are satisfactory to the Administrative Agent in its sole discretion); and (iv) all Debt incurred pursuant to this definition shall at all times be subject to the Intercreditor Agreement.
“Security Instruments” means the Guaranty Agreement, the Account Control Agreements, the mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit F-1, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.
(b)    The following definitions are added where alphabetically appropriate:
“Account Control Agreement” shall mean an agreement which grants the Administrative Agent “control” as defined in the Uniform Commercial Code in effect in the applicable jurisdiction over the applicable Deposit Account, in form and substance acceptable to the Administrative Agent.
“Deposit Account” means any operating, administrative, cash management, collection activity, demand, time, savings, passbook or other deposit account maintained with a bank or other financial institution.

“Deposit Account Control Agreement Compliance Date” means the earlier of (a) February 24, 2016 and (b) the date on which a Lien is granted over any Deposit Account to secure the Senior Secured Notes due 2021.
“Excluded Deposit Account” means any Deposit Account which is solely used for purposes of funding payroll, payroll taxes or employee benefit payments or which solely contains cash of any Person, other than the Parent or any Subsidiary, and which cash is held in such Deposit Account solely on behalf of, and for the benefit of, such third party.
“Interest Expense” means, for any period determined as to the Parent and its Consolidated Subsidiaries on a consolidated basis, the sum of (a) all interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to interest rate Swap Agreements) for such period, in accordance with GAAP, less (b) cash interest income received, less (c) non-cash interest expense (such as amortization of deferred financing costs).
“Oklahoma Assets” means all or a portion of those certain Oil and Gas Properties set forth on Annex A to the Thirteenth Amendment.

“Oklahoma Asset Sale” means the disposition of the Oklahoma Assets to a qualified third party purchaser pursuant to the Oklahoma Sale Agreement.
“Oklahoma Sale Agreement” means a Purchase and Sale Agreement entered into between the Borrower and a qualified third party purchaser, pursuant to which Borrower will sell the Oklahoma Assets to such qualified third party purchaser.
“Oklahoma Sale Documents” means, collectively, the Oklahoma Sale Agreement and all bills of sale, assignments, instruments, and documents executed in connection therewith.
“Senior Notes Supplemental Indenture” means a supplemental indenture to the Senior Indenture amending, among other things, Section 4.06(3) and Section 4.03 thereof, as set forth in the Senior Secured Notes due 2021 Offering Memorandum.
“Senior Secured Indenture” means an indenture on the terms set forth in the Senior Secured Notes due 2021 Offering Memorandum pursuant to which the Senior Secured Notes due 2021 are issued, as in effect on the Thirteenth Amendment Effective Date.
“Senior Secured Notes due 2021” has the meaning given to the term “Notes” as defined in the Senior Secured Indenture with a coupon rate of 10% per annum, in each case as guaranteed by the Borrower and TDC Energy LLC.
“Senior Secured Notes due 2021 Offering Memorandum” means that certain Offering Memorandum and Consent Solicitation Statement, dated as of January 14, 2016.

“Senior Secured Supplemental Indenture” means a supplemental indenture to the Senior Secured Indenture.
“Thirteenth Amendment” means the Thirteenth Amendment to Credit Agreement dated as of January 25, 2016 among the Parent, the Borrower, the Guarantor, the Administrative Agent, and the Lenders party thereto.
“Thirteenth Amendment Effective Date” means January 25, 2016.

2.2    Amendment to Section 3.04 of the Credit Agreement. Section 3.04 of the Credit Agreement is hereby amended to amend subsection (c)(iii) by inserting “or Section 9.12(f)” immediately after “Section 9.12(d)” therein.

2.3    Amendment to Section 6.02 of the Credit Agreement. Section 6.02 of the Credit Agreement is hereby amended to add a new subsection (f) and amend and restate the paragraph immediately thereafter in its entirety, in each case, to read in full as follows:

(f) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, the Borrower shall be in pro forma compliance with Section 9.01.
Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (f).
2.4    Amendment to Section 8.01 of the Credit Agreement. Section 8.01 of the Credit Agreement is hereby amended to amend and restate subsection (l) in its entirety and to add a new subsection (u), in each case, to read in full as follows:

(l)    Issuance of Permitted Refinancing Debt. In the event the Parent or the Borrower intends to refinance any Debt with the proceeds of Permitted Refinancing Debt as contemplated by Section 9.02(h) or (l), prior written notice of such intended offering therefor, the amount thereof and the anticipated date of closing and will furnish a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any).
(u)    Deposit Account Control Agreements. Promptly, and no later than five (5) Business Days after the opening thereof, written notice (such notice to include reasonably detailed information regarding the account number, purpose and location of such Deposit Account) to the Administrative Agent of any Deposit Account opened by the Parent or any of its Subsidiaries; provided that the Parent or such Subsidiary shall at all times comply with Section 8.20.
2.5    Amendment to Section 8.11 of the Credit Agreement. Section 8.11 of the Credit Agreement is hereby amended to add a new subsection (c) to read in full as follows:

(c)    Notwithstanding any provision in any of the Loan Documents to the contrary, in no event is any Excluded Deposit Account encumbered by any Security Instrument; provided, that the Parent shall not, and shall not permit any of its Subsidiaries to, permit to exist any Lien on any Excluded Deposit Account except Liens permitted by Section 9.03(e).
2.6    Amendment to Section 8.12 of the Credit Agreement. Section 8.12 of the Credit Agreement is hereby amended to restate subsections (a) and (b) in their entirety, in each case, to read in full as follows:

(a) On or before March 16th and September 16th of each year, commencing March 16th, 2016, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the Borrower’s Subsidiaries as of the immediately preceding January 1st and July 1st. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1st Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1st Reserve Report.
(b)    In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1st Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b) or required pursuant to Section 3.2 of the Thirteenth Amendment, the Borrower shall provide such Reserve Report as soon as possible, but in any event (i) no later than thirty days following the receipt of such request pursuant to Section 2.07(b), with an “as of” date as required by the Administrative Agent, or (ii) with respect to Interim Redeterminations required pursuant to Section 3.2 of the Thirteenth Amendment, on or before July 16th, with an “as of” date of the immediately preceding May 1st, and December 16th, with an “as of” date of the immediately preceding October 1st, of each year, commencing July 16th, 2016, as applicable.
2.7    Amendment to Article VIII of the Credit Agreement. Article VIII of the Credit Agreement shall be amended by inserting new Sections 8.20, 8.21 and 8.22, which shall each read in full as follows:
Section 8.20 Deposit Accounts. The Parent and each Subsidiary will maintain one or more of the Lenders as its principal depository bank, including for the maintenance of any Deposit Account for the conduct of its business. All such Deposit Accounts (other than Excluded Deposit Accounts) shall at all times be subject to an Account Control Agreement; provided that, subject to Section 8.21, Account Control Agreements with respect to Deposit Accounts (other than any Excluded Deposit Account) in existence on the Thirteenth

Amendment Effective Date shall not be required until the Deposit Account Control Agreement Compliance Date.
Section 8.21 Post Closing; Account Control Agreements. The Parent and each Subsidiary shall, no later than the Deposit Account Control Agreement Compliance Date (or such later time as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent duly executed Account Control Agreements with respect to each Deposit Account (other than any Excluded Deposit Account) in existence on the Thirteenth Amendment Effective Date.

Section 8.22 Post Closing; Senior Secured Indenture; Senior Notes Supplemental Indenture. (a) The Parent shall, on the date on which the Parent issues the Senior Secured Notes due 2021, deliver to the Administrative Agent an executed copy of the Senior Secured Indenture (including all exhibits thereto and deliverables (including certificates and legal opinions) thereunder), all as certified by a Responsible Officer as true and complete as of such date.

(b) The Parent shall, no later than sixty (60) days after the date on which the Parent issues the Senior Secured Notes due 2021 (or such later date, if any, provided under the Senior Secured Indenture), deliver to the Administrative Agent executed copies of the security documents, which security documents shall be in form and substance substantially similar to the Security Instruments (as amended, amended and restated, modified or supplemented), granting Liens to secure the Senior Secured Notes due 2021, all as certified by a Responsible Officer as true and complete as of such date.

(c) Promptly, but no later than on the effective date thereof, the Administrative Agent shall have received an executed copy of the Senior Notes Supplemental Indenture certified by a Responsible Officer as true and complete as of such date.

2.8    Amendment to Section 9.01 of the Credit Agreement. Section 9.01 of the Credit Agreement is hereby amended to restate subsections (a)(ii) and (b) in their entirety and to add a new subsection (c), in each case, to read in full as follows:

(a)(ii)    so long as the Borrower has Unused Availability under this Agreement greater than or equal to 75% of the aggregate Commitments at all times during the consecutive three (3) month period prior to and including the date of such calculation, (A) 4.50 to 1.0 as of the last day of the fiscal quarter ending December 31, 2015, (B) 5.00 to 1.0 as of the last day of the fiscal quarter ending March 31, 2016, (C) 5.50 to 1.0 as of the last day of the fiscal quarter ending June 30, 2016, (D) 5.75 to 1.0 as of the last day of the fiscal quarters ending September 30, 2016 and December 31, 2016 and (E) 4.25 to 1.0 as of the last day of any fiscal quarter ending on or after March 31, 2017; provided that, for purposes of determining compliance with this Section 9.01(a)(ii) for each of the four consecutive fiscal quarter periods ending December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, “Total Debt” shall be reduced by the amount of (1) unencumbered and unrestricted cash of the Parent and its Subsidiaries and (2) cash of the

Parent and its Subsidiaries subject to an Account Control Agreement securing the Indebtedness;
(b)    [Intentionally Deleted].
(c)    Interest Coverage Ratio. The Parent will not permit its ratio of (i) EBITDAX for the period of four previous consecutive fiscal quarters to (ii) Interest Expense for the period of four previous consecutive fiscal quarters, as of the last day of any fiscal quarter, to be less than 1.0 to 1.0.
2.9    Amendment to Section 9.02 of the Credit Agreement. Section 9.02 of the Credit Agreement is hereby amended to restate subsections (h) and (l) in its entirety to read in full as follows:
(h)    Debt (i) under the Senior Notes and any guarantees thereof, in each case incurred on or before the Thirteenth Amendment Effective Date, the principal amount of which does not exceed $350,000,000 in the aggregate and (ii) Debt which constitutes Permitted Refinancing Debt of such Senior Notes and any guarantees thereof; provided that the aggregate principal amount of all such Debt permitted under this Section 9.02(h) does not exceed $350,000,000.00 in the aggregate.
(l) (i) Permitted Second Lien Debt and guarantees thereof by any Guarantor and (ii) Debt which constitutes Permitted Refinancing Debt of such Permitted Second Lien Debt permitted under the Intercreditor Agreement and any guarantees thereof; in each case, so long as (A) no Default, Event of Default or Borrowing Base Deficiency exists or results from the incurrence of any such Debt (including any incremental advances made to the Parent or Borrower in respect of such Debt under any such credit or loan document or indenture related thereto), (B) after giving effect to such incurrence of Debt (including any such incremental advances), the Borrower is in pro forma compliance with Section 9.01 and (C) the aggregate principal amount of all such Debt permitted under this Section 9.02(l) does not exceed $300,000,000.00 in the aggregate.
2.10    Amendment to Section 9.03 of the Credit Agreement. Section 9.03 of the Credit Agreement is hereby amended to restate subsection (e) in its entirety to read in full as follows:
(e)    Liens on (i) Property not constituting collateral for the Indebtedness or (ii) cash in Excluded Deposit Accounts, in either case, not otherwise permitted by the foregoing clauses of this Section 9.03; provided that (x) the principal or face amount of all Debt secured under Section 9.03(e)(i) and (y) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject to such Lien (as to the Parent and all Subsidiaries) does not exceed $5,000,000 in the aggregate at any one time.
2.11    Amendment to Section 9.04 of the Credit Agreement. Section 9.04 of the Credit Agreement is hereby amended to restate subsections (a) and (b) in their entirety to read in full as follows:

(a)    Restricted Payments. The Parent will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its Equity Interest holders or make any distribution of its Property to its Equity Interest holders, except: (i) the Parent may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries of the Borrower may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Parent may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent and its Subsidiaries and (iv) so long as no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, the Borrower may declare and pay dividends to Parent.
(b)    Redemption of Senior Notes and Bridge Loans; Amendment of Senior Indenture and Bridge Loan Facility. The Parent will not, and will not permit any of its Subsidiaries to, prior to the date that is ninety-one (91) days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes, the Bridge Loans, the Converted Term Loan, Senior Exchange Notes or any Permitted Refinancing Debt in respect thereof; provided that the Borrower and/or the Parent may (x) prepay the Senior Notes and/or the Bridge Loans, the Converted Term Loan and the Senior Exchange Notes with (A) the proceeds of any Permitted Refinancing Debt (or with the proceeds of Second Lien Permitted Debt) or (B) the net cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Parent and, in the case of Senior Notes, following the completion of a tender offer which is substantially concurrent with the issuance of such Permitted Refinancing Debt (or with the proceeds of Second Lien Permitted Debt), (y) issue additional Equity Interests (other than Disqualified Capital Stock) of the Parent in exchange for all or a portion of the Senior Notes or (z) Redeem (in part) the Senior Notes with cash (other than cash constituting proceeds of any Loan); provided that (A) the Borrower shall have, on a pro-forma basis after giving effect to such Redemption, Unused Availability under this Agreement of not less than 50% of the aggregate Commitments, (B) no Default or Event of Default shall have occurred and be continuing and (C) after giving effect to such Redemption, the Borrower is in pro forma compliance with Section 9.01; or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes, the Bridge Loan Facility, the Converted Term Loan, the Senior Exchange Notes or any Permitted Refinancing Debt or the Senior Indenture if the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon.
2.12    Amendment to Section 9.12 of the Credit Agreement. Section 9.12 of the Credit Agreement is hereby amended to (a) delete the word “and” after “;” at the end of subsection (d)(iii) thereof, (b) delete the “.” at the end of subsection (e) thereof and replace it with “; and” and (c) insert a new subsection (f) which shall read in full as follows:

(f)    the Oklahoma Asset Sale; provided that:

(i)    the closing date of the Oklahoma Asset Sale occurs on or prior to the effectiveness of the March 31, 2016 Scheduled Redetermination of the Borrowing Base;
(ii)    no Default, Event of Default or Borrowing Base Deficiency exists or results from the Oklahoma Asset Sale after giving effect to the reduction of the Borrowing Base pursuant to Section 9.12(f)(vi) and the mandatory prepayment of the Borrowings pursuant to Section 3.04(c)(iii);
(iii)    100% of the consideration received in respect of the Oklahoma Asset Sale shall be cash;
(iv)    the consideration received in respect of the Oklahoma Asset Sale shall be equal to or greater than the fair market value of the Oklahoma Assets (as reasonably determined by the board of directors (or comparable governing body) of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect);
(v)    the Administrative Agent shall have received a final, fully-executed copy of the Oklahoma Sale Agreement and the material Oklahoma Sale Documents, each in form and substance reasonably satisfactory to the Administrative Agent (including all schedules and exhibits thereto) and a certificate of a Responsible Officer of Borrower, dated as of any closing date of the Oklahoma Asset Sale, certifying that (i) such material Oklahoma Sale Documents are true and correct copies thereof, (ii) no material rights or obligations of any party to any Oklahoma Sale Document have been waived and that no party to any Oklahoma Sale Document is in default of its material obligations or in material breach of any representations or warranties made thereunder and (iii) as of such date, that such closing date of the Oklahoma Asset Sale has occurred in compliance with the Oklahoma Sale Agreement; and
(vi) the Borrowing Base shall reduce immediately and automatically by an amount equal to $10,000,000 as of the closing date of the Oklahoma Asset Sale.
2.13    Amendment to Section 9.23 of the Credit Agreement. Section 9.23 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 9.23    Repayment of Permitted Second Lien Debt; Amendment of Terms of Permitted Second Lien Debt Documents. The Parent will not, and will not permit any of the Parent’s Subsidiaries to, prior to the date that is 180 days after the date in clause (a) of the definition of “Maturity Date”: (a) call, make or offer to make any optional or voluntary Redemption of, or otherwise optionally or voluntarily Redeem (whether in whole or in part), any Permitted Second Lien Debt; provided, that the Borrower and/or Parent may voluntarily Redeem Permitted Second Lien Debt (i) with the proceeds of any Permitted Refinancing Debt permitted under the Intercreditor Agreement, (ii) with cash proceeds of an offering of Equity Interests (other than Disqualified Capital Stock) of the Parent, (iii) with cash proceeds from a sale of any Property other than (A) a sale of any Property that contains proved reserves or (B) a sale, assignment, monetization, transfer, cancellation, termination, unwinding or other disposition of any Swap Agreement (iv) with the issuance of additional Equity Interests (other than Disqualified Capital Stock) of the Parent in exchange for all or a portion of the Permitted Second Lien Debt, so long as, in the case of the foregoing clauses (ii), (iii) and (iv), no Default or Borrowing Base Deficiency has occurred and is continuing both before and after giving effect to such Redemption and such Redemption occurs substantially contemporaneously with, and in any event within three (3) Business Days following, the receipt of proceeds or confirmation of exchange, as applicable, in respect of such Redemption or (b) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to any of the terms of the Permitted Second Lien Debt Documents other than amendments or other modifications that are permitted under the Intercreditor Agreement.
2.14    Amendment to Section 10.01 of the Credit Agreement. Section 10.01 of the Credit Agreement is hereby amended to restate subsection (d) in its entirety to read in full as follows:

(d)    the Parent, the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(h), Section 8.01(m), Section 8.02, Section 8.03, Section 8.14, Section 8.15, Section 8.19, Section 8.20, Section 8.21, Section 8.22 or in Article IX.

Section 3.    Borrowing Base.
3.1    Redetermination of Borrowing Base. The Lenders party hereto hereby agree that for the period from and including the Thirteenth Amendment Effective Date, but until the next Redetermination Date, the amount of the Borrowing Base shall be reduced to $42,000,000.00. The Lenders party hereto, the Borrower and the Parent agree that the redetermination provided for in this Section 3 shall constitute the Interim Redetermination of the Borrowing Base for December 1, 2015 pursuant to Section 3.2 of the Eleventh Amendment. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c), Section 8.16 and Section 9.12(d) of the Credit Agreement or Section 3.2.
3.2    Irrevocable Election of Interim Redeterminations. The Borrower and the Administrative Agent, at the direction of the Lenders party hereto, hereby each irrevocably elect to cause the Borrowing Base to be redetermined on July 31 and December 31 of each year, commencing July 31, 2016 (or, in either case, such date promptly thereafter as reasonably practicable), and such redeterminations provided for in this Section 3.2 shall each constitute an additional Interim Redetermination of the Borrowing Base for the purposes of the Credit Agreement, in addition to those Interim Redeterminations permitted under Section 2.07(b) of the Credit Agreement. This Section 3.2 shall constitute the New Borrowing Base Notice delivered under Section 2.07(d) of the Credit Agreement with respect to the Interim Redetermination of the Borrowing Base for December 1, 2015 pursuant to Section 3.2 of the Eleventh Amendment.

Section 4.    Deposit Accounts. Schedule I attached hereto sets forth the account numbers, purposes and locations of all Deposit Accounts of the Parent and its Subsidiaries as of the Thirteenth Amendment Effective Date.
Section 5.    Conditions Precedent. The amendments to the Credit Agreement contained in Section 2 hereof and the provisions of Section 3 hereof shall each be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement:
5.1    Counterparts. Administrative Agent shall have received from the Required Lenders, the Parent, the Borrower and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this Thirteenth Amendment signed on behalf of such Persons.
5.2    Fees and Expenses. The Borrower shall have paid to Administrative Agent any and all fees and expenses payable to Administrative Agent or the Lenders pursuant to or in connection with this Thirteenth Amendment.
5.3    No Default/No Event of Default/No Borrowing Base Deficiency. No Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing.
5.4    Offering Memorandum. The Administrative Agent shall have received an executed copy of the Senior Secured Notes due 2021 Offering Memorandum, certified by a Responsible Officer as true and complete as of such date.
5.5    Other Documents. Administrative Agent shall have received such other documents as Administrative Agent or counsel to Administrative Agent may reasonably request.
Administrative Agent is hereby authorized and directed to declare this Thirteenth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of Administrative Agent, compliance with the conditions set forth in this Section 5. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 6.    Miscellaneous.
6.1    Confirmation. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as modified hereby, remain in full force and effect following the effectiveness of this Thirteenth Amendment.
6.2    Ratification and Affirmation; Representations and Warranties. Each of the Borrower and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Thirteenth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no Material Adverse Effect has occurred.
6.3    Loan Document. This Thirteenth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
6.4    Counterparts. This Thirteenth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Thirteenth Amendment by facsimile transmission or via .pdf shall be effective as delivery of a manually executed counterpart hereof.
6.5    NO ORAL AGREEMENT. THIS THIRTEENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS THIRTEENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
6.6    GOVERNING LAW. THIS THIRTEENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
6.7    FATCA. From and after the Thirteenth Amendment Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, the Thirteenth Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
6.8    RELEASE. EACH OF THE PARENT AND ITS SUBSIDIARIES (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR

NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER (COLLECTIVELY, THE “CREDIT PARTIES”), ANY OF ANY CREDIT PARTY’S AFFILIATES OR ANY OF ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR REPRESENTATIVES OR ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”) OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE SECURED OBLIGATIONS OR ANY LIENS OR SECURITY INTERESTS OF THE CREDIT PARTIES. IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF ADMINISTRATIVE AGENT AND LENDERS PARTY HERETO TO ENTER INTO THIS AGREEMENT, EACH OF THE PARENT AND ITS SUBSIDIARIES HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE LENDER-RELATED PARTIES FROM, AND COVENANTS NOT TO SUE THE LENDER-RELATED PARTIES FOR, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS, WHICH THE PARENT OR ANY SUBSIDIARY NOW OWNS AND HOLDS, OR HAS AT ANY TIME HERETOFORE OWNED OR HELD, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE LENDER-RELATED PARTIES BY THE PARENT OR ANY SUBSIDIARY AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE PARENT OR ANY SUBSIDIARY IN FAVOR OF ANY OF THE LENDER-RELATED PARTIES.
6.9    Payment of Expenses. The Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Thirteenth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.
6.10    Severability. Any provision of this Thirteenth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.11    Successors and Assigns. This Thirteenth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be duly executed as of the date first written above.

BORROWER:    PETROQUEST ENERGY, L.L.C.
/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

PARENT:    PETROQUEST ENERGY, INC.
/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

GUARANTOR:    TDC ENERGY LLC
/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

[SIGNATURE PAGE TO PETROQUEST THIRTEENTH AMENDMENT]

ADMINISTRATIVE AGENT:    JPMORGAN CHASE BANK, N.A.

AND LENDER	individually, as a Lender, as Administrative Agent and as Issuing Bank

By:     /s/ Correne S. Loeffler
Name: Correne S. Loeffler
Title: Authorized Officer

[SIGNATURE PAGE TO PETROQUEST THIRTEENTH AMENDMENT]

LENDER:                    WELLS FARGO BANK, N.A.

By:
Name:
Title:

[SIGNATURE PAGE TO PETROQUEST THIRTEENTH AMENDMENT]

LENDER:                    CAPITAL ONE, NATIONAL ASSOCIATION

By:     /s/ Laurel Varney
Name: Laurel Varney
Title: Vice President

[SIGNATURE PAGE TO PETROQUEST THIRTEENTH AMENDMENT]

LENDER:    IBERIABANK
By:     /s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: Executive Vice President

[SIGNATURE PAGE TO PETROQUEST THIRTEENTH AMENDMENT]

LENDER:                    BANK OF AMERICA, N.A.

By:     /s/ Raza Jafferi
Name: Raza Jafferi
Title: Vice President

[SIGNATURE PAGE TO PETROQUEST THIRTEENTH AMENDMENT]

LENDER:                    THE BANK OF NOVA SCOTIA

By:     /s/ Alan Dawson
Name: Alan Dawson
Title: Director

[SIGNATURE PAGE TO PETROQUEST THIRTEENTH AMENDMENT]